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                                                                   Exhibit 23(b)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Vignette Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 4, 2000, with respect to the consolidated financial statements of DataSage, Inc. included in the Current Report (Form 8-K/A) of Vignette Corporation, filed with the Securities and Exchange Commission on March 30, 2000.

                                          /s/ Ernst & Young LLP

Austin, Texas
June 1, 2000